[NCO group LOGO omitted]

                                                                    NEWS RELEASE

For Immediate Release


          NCO GROUP ANNOUNCES THIRD QUARTER RESULTS OF $0.29 PER SHARE
              AND INVESTOR GUIDANCE FOR THE FOURTH QUARTER OF 2002


HORSHAM, PA, November 5, 2002 - NCO Group, Inc. ("NCO")(Nasdaq: NCOG), a leading provider of accounts receivable management and collection services, announced today that during the third quarter it achieved net income of $0.29 per share, on a diluted basis.

Revenue in the third quarter of 2002 was $170.5 million, a decrease of 2.2%, or $3.8 million, from revenue of $174.3 million in the third quarter of the previous year. Net income was $7.7 million, or $0.29 per share, on a diluted basis, as compared to pro forma net income of $11.1 million, or $0.40 per share, on a diluted basis, in the third quarter a year ago, adjusted to eliminate the amortization of goodwill and to exclude $11.2 million of pre-tax one-time charges. Actual net income for the third quarter of 2001 was $952,000, or $0.04 per share, on a diluted basis.

NCO's operations are currently organized into market specific divisions that include: U.S. Operations, Portfolio Management and International Operations. These divisions accounted for $154.0 million, $16.3 million and $11.9 million of the revenue for the third quarter of 2002, respectively. Included in U.S. Operations' revenue was $8.9 million from Portfolio Management and included in International Operations' revenue was $2.8 million from U.S. Operations. In the third quarter of 2001, these divisions accounted for $157.3 million, $16.2 million and $9.7 million of the revenue, respectively, before intercompany eliminations of $7.3 million included in U.S. Operations and $1.6 million included in International Operations.

NCO's payroll and related expenses as a percentage of revenue decreased, and its selling, general and administrative expenses as a percentage of revenue increased for the third quarter of 2002 as compared to the pro forma results for the same period in the prior year. The decrease in payroll and related expenses was attributable to the rapid adjustment of staffing levels to the changing business volumes. The increase in NCO's selling, general and administrative expenses related to the incremental costs associated with continuing efforts to maximize collections for clients in a difficult economic environment and spreading the fixed portion of the cost structure over a smaller revenue base.

Commenting on the quarter, Michael J. Barrist, Chairman and Chief Executive Officer, stated, "During the quarter NCO continued to operate in a difficult environment. We have made further changes to our operating model and expense structure in order to stabilize and improve our near-term profitability. Additionally, we are rolling out a new tactical sales and business development plan that will better allow us to take advantage of rapid changes in our operating environment. We firmly believe that this plan, in conjunction with our strong performance against our peers and our strong financial position, will allow NCO to increase shareholder value by growing our business in the current environment and will position us to be able to harness all the benefits of an improving economy."

NCO also announced that it expects earnings per share, on a diluted basis, to be approximately $0.28 to $0.33 per share for the fourth quarter of 2002. These expectations are in line with the third quarter results despite the seasonal decline typically experienced in the fourth quarter.

NCO will host an investor conference call on Wednesday, November 6, 2002 at 11:30 a.m., ET, to discuss the items discussed in this press release in more detail and to allow the investment community an opportunity to ask questions. Interested parties can access the conference call by dialing (888) 209-7450 (domestic callers) or (706) 643-7734 (international callers). A taped replay of the conference call will be made available for seven days and can be accessed by interested parties by dialing (800) 642-1687 (domestic callers) or (706) 645-9291 (international callers) and providing the pass code 6396668.

NCO Group, Inc. is the largest provider of accounts receivable collection services in the world. NCO provides services to clients in the financial services, healthcare, retail and commercial, utilities, education, telecommunications, and government sectors.

For further information:

At NCO Group, Inc.                  At FRB / Weber Shandwick
Michael J. Barrist,                 Joe Calabrese (General) - (212) 445-8434
Chairman and CEO                    Michael DiPaolo (Media) - (212) 445-8454
Steven L. Winokur,                  Nicole Engel (Analysts) - (212) 445-8452
EVP, Finance and CFO
(215) 441-3000
www.ncogroup.com

                        --------------------------------

Certain statements in this press release, including, without limitation, statements concerning projections, statements as to the economy and its effects on NCO's business, statements as to the NCO's tactical sales and business development plan, statements as to trends, statements as to NCO's or management's beliefs, expectations or opinions, and all other statements in this press release, other than historical facts, are forward-looking statements, as such term is defined in the Securities Exchange Act of 1934, which are intended to be covered by the safe harbors created thereby. Forward-looking statements are subject to risks and uncertainties, are subject to change at any time and may be affected by various factors that may cause actual results to differ materially from the expected or planned results. In addition to the factors discussed above, certain other factors, including without limitation, the risk that NCO will not be able to implement its five-year strategy as and when planned, risks related to the expected settlement of the environmental liability, risks related to past and possible future terrorists attacks, risks related to the economy, the risk that NCO will not be able to improve margins, risks relating to growth and future acquisitions, risks related to fluctuations in quarterly operating results, risks related to the timing of contracts, risks related to international operations, and other risks detailed from time to time in NCO's filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K, filed on March 19, 2002, can cause actual results and developments to be materially different from those expressed or implied by such forward-looking statements.

A copy of the Annual Report on Form 10-K can be obtained, without charge except for exhibits, by written request to Steven L. Winokur, Executive Vice President, Finance/CFO, NCO Group, Inc., 507 Prudential Road, Horsham, PA 19044.

                        --------------------------------

                                 NCO GROUP, INC.
                        Unaudited Selected Financial Data
                  (in thousands, except for per share amounts)


Statements of Income:

                                                                    For the Three Months Ended September 30,
                                                               --------------------------------------------------
                                                                              2001
                                                               ------------------------------------
                                                                 Historical         Pro Forma (2)          2002
                                                               -------------     ------------------     ---------
Revenue                                                          $ 174,347          $ 174,347            $ 170,542

Operating costs and expenses:
      Payroll and related expenses                                  85,305             85,305               81,869
      Selling, general and administrative expenses                  69,027             57,789               63,211
      Depreciation and amortization expense                          9,774              5,851                7,031
                                                                 ---------          ---------            ---------
                                                                   164,106            148,945              152,111
                                                                 ---------          ---------            ---------
                                                                    10,241             25,402               18,431
Other income (expense):
      Interest and investment income                                   763                763                  690
      Interest expense                                              (6,627)            (6,627)              (5,296)
                                                                 ---------          ---------            ---------
                                                                    (5,864)            (5,864)              (4,606)
                                                                 ---------          ---------            ---------
Income before income tax expense                                     4,377             19,538               13,825

Income tax expense                                                   2,435              7,407                5,237
                                                                 ---------          ---------            ---------

Income from operations before minority interest                      1,942             12,131                8,588

Minority interest                                                     (990)              (990)                (887)
                                                                 ---------          ---------            ---------

Net income                                                       $     952          $  11,141            $   7,701
                                                                 =========          =========            =========
Net income per share:
      Basic                                                      $    0.04          $    0.43            $    0.30
                                                                 =========          =========            =========
      Diluted                                                    $    0.04          $    0.40            $    0.29
                                                                 =========          =========            =========
Weighted average shares outstanding:
      Basic                                                         25,811             25,811               25,908
      Diluted                                                       25,957 (1)         29,754               29,721



Selected Balance Sheet Information:                                                  As of                  As of
                                                                               December 31, 2001      September 30, 2002
                                                                              -------------------    --------------------
Cash and cash equivalents                                                           $  32,161            $  31,352
Current assets                                                                        202,802              204,429
Total assets                                                                          931,025              954,162

Current liabilities                                                                    90,429               95,291
Long-term debt, net of current portion                                                357,868              331,450
Shareholders' equity                                                                  414,095              447,828


(1) The shares that would have been issued assuming the $125 million of 4.75% convertible subordinated notes were converted into common stock were excluded from the calculation because they were antidilutive.
(2) Excludes $3.9 million of pre-tax goodwill amortization expense as if SFAS 142 was adopted on January 1, 2001 and the effects of $11.2 million of pre-tax one-time charges.

                                 NCO GROUP, INC.
                        Unaudited Selected Financial Data
                  (in thousands, except for per share amounts)


Statements of Income:
                                                                             For the Nine Months Ended September 30,
                                                                 -------------------------------------------------------------------
                                                                             2001                               2002
                                                                 -------------------------------   ---------------------------------
                                                                  Historical      Pro Forma (1)     Historical        Pro Forma (2)
                                                                 ------------    ---------------   ------------      ---------------
Revenue                                                           $ 528,651         $ 528,651         $ 527,127         $ 527,127

Operating costs and expenses:
      Payroll and related expenses                                  267,692           256,981           251,469           251,469
      Selling, general and administrative expenses                  178,314           165,268           185,627           185,627
      Depreciation and amortization expense                          28,351            16,603            19,778            19,778
                                                                  ---------         ---------         ---------         ---------
                                                                    474,357           438,852           456,874           456,874
                                                                  ---------         ---------         ---------         ---------
                                                                     54,294            89,799            70,253            70,253

Other income (expense):
      Interest and investment income                                  2,567             2,567             2,144             2,144
      Interest expense                                              (21,343)          (21,343)          (15,245)          (15,245)
      Other income (expense)                                              -                 -              (290)                -
                                                                  ---------         ---------         ---------         ---------
                                                                    (18,776)          (18,776)          (13,391)          (13,101)
                                                                  ---------         ---------         ---------         ---------
Income before income tax expense                                     35,518            71,023            56,862            57,152

Income tax expense                                                   14,820            26,924            21,556            21,666
                                                                  ---------         ---------         ---------         ---------

Income from operations before minority interest                      20,698            44,099            35,306            35,486

Minority interest                                                    (3,020)           (3,020)           (2,492)           (2,492)
                                                                  ---------         ---------         ---------         ---------

Net income                                                        $  17,678         $  41,079         $  32,814         $  32,994
                                                                  =========         =========         =========         =========

Net income per share:
      Basic                                                       $    0.69         $    1.59         $    1.27         $    1.28
                                                                  =========         =========         =========         =========
      Diluted                                                     $    0.67         $    1.49         $    1.19         $    1.20
                                                                  =========         =========         =========         =========

Weighted average shares outstanding:
      Basic                                                          25,760            25,760            25,884            25,884
      Diluted                                                        28,651            28,651            29,867            29,867



(1) Excludes $11.7 million of pre-tax goodwill amortization expense as if SFAS 142 was adopted on January 1, 2001 and the effects of $23.8 million of pre-tax one-time charges.
(2) Excludes the effects of a pre-tax insurance gain of $1.0 million and a pre-tax expense from an environmental liability of $1.3 million.

                                 NCO GROUP, INC.
                        Unaudited Selected Financial Data
                  (in thousands, except for per share amounts)



Consolidating Statements of Income:
                                                                        For the Three Months Ended September 30, 2002
                                                                ----------------------------------------------------------------
                                                                                                  Intercompany
                                                                 NCO Group       NCO Portfolio    Eliminations    Consolidated
                                                                -----------     ---------------  --------------  ---------------
Revenue                                                          $ 163,136         $ 16,338         $ (8,932)       $ 170,542

Operating costs and expenses:
       Payroll and related expenses                                 81,541              328                            81,869
       Selling, general and administrative expenses                 62,098           10,045           (8,932)          63,211
       Depreciation and amortization expense                         6,953               78                             7,031
                                                                 ---------         --------         --------        ---------
                                                                   150,592           10,451           (8,932)         152,111
                                                                 ---------         --------         --------        ---------
                                                                    12,544            5,887                -           18,431

Other income (expense):
       Interest and investment income                                  662              135             (107)             690
       Interest expense                                             (3,260)          (2,143)             107           (5,296)
                                                                 ---------         --------         --------        ---------
                                                                    (2,598)          (2,008)               -           (4,606)
                                                                 ---------         --------         --------        ---------
Income before income tax expense                                     9,946            3,879                -           13,825

Income tax expense                                                   3,782            1,455                             5,237
                                                                 ---------         --------         --------        ---------

Income from operations before minority interest                      6,164            2,424                -            8,588

Minority interest (1)                                                    -                -             (887)            (887)
                                                                 ---------         --------         --------        ---------

Net income                                                       $   6,164         $  2,424         $   (887)       $   7,701
                                                                 =========         ========         ========        =========


(1) NCO Group owns approximately 63% percent of the outstanding common stock of NCO Portfolio Management, Inc.

                                 NCO GROUP, INC.
                        Unaudited Selected Financial Data
                  (in thousands, except for per share amounts)


Consolidating Statements of Income:
                                                                          For the Nine Months Ended September 30, 2002
                                                                ----------------------------------------------------------------
                                                                                                 Intercompany
                                                                 NCO Group      NCO Portfolio    Eliminations    Consolidated
                                                                -----------    ---------------  --------------  ---------------
Revenue                                                         $ 505,707        $ 46,716        $ (25,296)       $ 527,127

Operating costs and expenses:
       Payroll and related expenses                               250,038           1,431                           251,469
       Selling, general and administrative expenses               181,944          28,979          (25,296)         185,627
       Depreciation and amortization expense                       19,550             228                            19,778
                                                                ---------        --------        ---------        ---------
                                                                  451,532          30,638          (25,296)         456,874
                                                                ---------        --------        ---------        ---------
                                                                   54,175          16,078                -           70,253

Other income (expense):
       Interest and investment income                               1,916             569             (341)           2,144
       Interest expense                                            (9,824)         (5,762)             341          (15,245)
       Other income (expense)                                        (290)              -                              (290)
                                                                ---------        --------        ---------        ---------
                                                                   (8,198)         (5,193)               -          (13,391)
                                                                ---------        --------        ---------        ---------
Income before income tax expense                                   45,977          10,885                -           56,862

Income tax expense                                                 17,473           4,083                            21,556
                                                                ---------        --------        ---------        ---------

Income from operations before minority interest                    28,504           6,802                -           35,306

Minority interest (1)                                                   -               -           (2,492)          (2,492)
                                                                ---------        --------        ---------        ---------

Net income                                                      $  28,504        $  6,802        $  (2,492)       $  32,814
                                                                =========        ========        =========        =========


(1) NCO Group owns approximately 63% percent of the outstanding common stock of NCO Portfolio Management, Inc.